                                                  Exhibit to the Annual Report
                                                  (Form 11-K) of the Huntington
                                                  Bancshares Incorporated
                                                  Deferred Compensation Plan and
                                                  Trust for Directors for the
                                                  year ended December 31, 1997




                         Consent of Independent Auditors


We consent to the incorporation by reference in Post-Effective Amendment No. 2 to the Registration Statement (Form S-8 No. 33-10546) pertaining to the Huntington Bancshares Incorporated Deferred Compensation Plan and Trust for Directors and in the related Prospectus of our report dated March 27, 1998, with respect to the financial statements of the Huntington Bancshares Incorporated Deferred Compensation Plan and Trust for Directors included in this Annual Report (Form 11-K) for the year ended December 31, 1997.


                                                      /s/  Ernst & Young LLP





Columbus, Ohio
March 27, 1998